UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

TRUE DRINKS HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	001-32420	84-1575085
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18662 MacArthur Blvd., Suite 110, Irvine, California 92612
(Address of principal executive offices)

(949) 203-3500
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 30, 2017, True Drinks Holding, Inc. (the “Company”) and Disney Consumer Products, Inc. (“Disney”) entered into a renewed licensing agreement to extend the relationship first entered into by the parties in 2012 (the “Disney Agreement”). Under the terms and conditions of the two-year Disney Agreement, the expiration date of the new licensing agreement was extended through March 31, 2019. The Company will continue to pay Disney a royalty rate of 5% on sales of AquaBall® Naturally Flavored Water adorned with Disney characters on a quarterly basis. The total guarantee payable to Disney over the period from April 1, 2017 through March 31, 2019 will be $807,000. In addition, the Company will continue to make a ‘common marketing fund’ contribution equal to 1% of sales due annually during the term covered by the Disney Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE DRINKS HOLDINGS, INC.

Date: May 9, 2017	By:	/s/ Daniel Kerker
Daniel Kerker
Chief Financial Officer